EXHIBIT 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of IonQ, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: October 12, 2021

GV 2016, L.P.
By: GV 2016 GP, L.P., its General Partner
By: GV 2016 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2016 GP, L.P.
By: GV 2016 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2016 GP, L.L.C.
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2019, L.P.
By: GV 2019 GP, L.P., its General Partner
By: GV 2019 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2019 GP, L.P.
By: GV 2019 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

GV 2019 GP, L.L.C.
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

Alphabet Holdings LLC

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Secretary

XXVI Holdings Inc.

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Assistant Secretary

Alphabet Inc.

By:	/s/ Kathryn W. Hall
Name: Kathryn W. Hall
Title: Assistant Secretary